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                                  UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) JULY 25, 2003

                           FIRST STATE BANCORPORATION
             (Exact name of registrant as specified in its charter)

          NEW MEXICO                     001-12487               85-0366665
(State or other jurisdiction of     (Commission File No.)     (IRS Employer
         incorporation)                                      Identification No.)

 7900 JEFFERSON, N.E., ALBUQUERQUE, NEW MEXICO                      87109
    (Address of principal executive offices)                      (Zip Code)

        Registrant's Telephone Number, including area code (505) 241-7500


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                                                         Exhibit Index on Page 4
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             ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 25, 2003, Mr. Michael R. Stanford, the President, Chief Executive Officer, and a Director of the Registrant, as a general partner of the Stanford Family Limited Partnership (the "Partnership"), entered into a "trading plan" pursuant to the requirements of Rule 10b5-1(c) promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Plan"). The Plan covers the proposed sales by the Partnership of up to 20,000 shares of the Registrant's common stock during the period commencing July 28, 2003, and ending October 29, 2003, at prices not less than $26.00 per share, upon the exercise of options granted by the Registrant to purchase its common stock. Mr. Stanford transferred his options to purchase 20,000 shares of the Registrant's common stock to the Partnership, which is comprised solely of members of Mr. Stanford's immediate family, pursuant to the authority granted to him by the Registrant's Board of Directors. The purpose of the Partnership's trading plan is to enable it to exercise currently outstanding options to purchase the Registrant's common stock, which expire in November 2003, and to subsequently sell the underlying common stock in an orderly fashion.


             ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         Items (a) and (b) are not applicable.

         Item (c) Exhibit.

             Exhibit 99.1 Trading letter of the Stanford Family Limited Partnership (the "Partnership") by Michael R. Stanford, President, Chief Executive Officer, and a Director of the Registrant, as a general partner of the Partnership, pursuant to Rule 10b5-1(c) under Section 10(b) of the Securities Act of 1934, as amended.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIRST STATE BANCORPORATION



Date: July 28, 2003                        By: /s/ Christopher C. Spencer
                                               --------------------------------
                                               Christopher C. Spencer
                                               Senior Vice President and
                                               Chief Financial Officer




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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

99.1 Trading letter of the Stanford Family Limited Partnership (the "Partnership") by Michael R. Stanford, President, Chief Executive Officer, and a Director of the Registrant, as a general partner of the Partnership, pursuant to Rule 10b5-1(c) under Section 10(b) of the Securities Act of 1934, as amended.







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